                                                                 Exhibit 10.34.1


                             FIRST AMENDMENT TO THE
                          SHELDAHL, INC. SUPPLEMENTAL
                            EXECUTIVE RETIREMENT PLAN

         THIS INSTRUMENT, amending the Sheldahl, Inc. Supplemental Executive Retirement Plan, is made and entered into by Sheldahl, Inc., a Minnesota corporation, and shall be effective as of October 14, 1997.

                                    AMENDMENT

         1. Section 5.2 is hereby amended to read as follows:

                  5.2 A Participant may elect to have the amount deferred each year distributed in one of the following forms:

                  (a)      a single lump sum;

                  (b) distribution in equal annual installments (not exceeding 10); or

                  (c) distribution of $10,000.00 annually until the account is depleted.

         Installment payments shall commence on the 15th day of the first calendar quarter immediately following the date specified in the Participant's election, with succeeding amounts paid on each January 15th thereafter. The amount of each installment under (b) and (c) shall be determined each year by dividing the total of the account by the number of installments remaining to be paid, including the current installment.


         2. Except as otherwise provided above, the provisions of the Sheldahl, Inc. Supplemental Executive Retirement Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Board of Directors of Sheldahl, Inc. has authorized its officer to execute this amendment, to be effective as of the date first above written.


                                                  SHELDAHL, INC.


                                       By
                                         ---------------------------------------

                                       Its
                                          --------------------------------------